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Company/Investor Contact:
Dianne Will
Hemispherx Biopharma, Inc.
518-398-6222
ir@hemispherx.net

 Hemispherx Biopharma Announces Cancellation of Adjourned Stockholders' Meeting

PHILADELPHIA, PA--September 2, 2009--Hemispherx Biopharma (NYSE AMEX: HEB) announced today that insufficient votes were obtained for passage of proposal no. 3 contained in the proxy for the 2009 Annual Meeting of Stockholders. With this proposal being the sole purpose of the adjourned Stockholders' Meeting scheduled for September, 4, 2009, there is no need to hold the meeting on September 4th.

As previously announced, the 2009 Annual Meeting of Stockholders was held as scheduled on June 24, 2009 at which three of the four proposals passed. The Company left the polls open with regard to voting on proposal 3, an amendment of its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 350,000,000, and adjourned the meeting solely with regard to this proposal. The Company did this due to the low vote turn out and the requirement that this proposal be approved by the holders of a majority of the outstanding shares. Less than the requisite number of shares for approval of the proposal were present at the original meeting.

The Company believes that the low turnout of Stockholders as of the May 8, 2009 Record Date was due to the fact that more than 40% of its outstanding shares were held outside the United States with many of these shares are held at European banks that do not necessarily participate in the voting of proxies of American companies.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is a specialty pharma company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx's flagship products include Alferon N Injection(R) (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics, Ampligen(R) and Oragens. Ampligen(R) and Oragens represent experimental RNA nucleic acids being developed for globally important debilitating diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has in excess of 50 issued patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection(R)). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the Company (including Ampligen(R), Alferon LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon N Injection(R) do not imply that the product will ever be specifically approved commercially for these other treatment indications; similarly, the completion of the NDA filing process with Ampligen(R) does not imply that the product will ever be approved commercially.